Exhibit 10.3

PROMISSORY NOTE

$83,333.00	December 15, 2006

FOR VALUE RECEIVED, the undersigned VoIP, INC., a Texas corporation (“Debtor”), promises to pay to the order of ELLIS INTERNATIONAL LTD., or its successors or assigns (“Lender”), on December 22, 2006 or on demand (“Maturity Date”) at 53rd Street Urbanizacion Obarrio, Swiss Tower, 16th Floor, Panama, Republic of Panama, or at such other place as the Lender may designate from time to time in writing to the Debtor, in lawful money of the United States of America, the principal sum of Eighty Three Thousand Three Hundred Thirty Three Dollars ($83,333.00), together with interest on the unpaid principal balance of the Note from the date hereof until paid at twelve percent (12%) per annum. In the event Debtor’s default hereunder, interest on amounts past due pursuant to this Note shall be paid at a rate of eighteen percent (18%) per annum. Interest shall be computed on the basis of a 360-day year, rate of eighteen percent (18%) per annum. Interest shall be computed on the basis of a 360-day year.

Lender shall also be entitled to receive 5-year warrants to purchase available shares of Debtor’s common stock exercisable at $0.475 a warrant share (the “Exercise Price”). The number of warrants Lender shall receive will be based upon the amount due under this Promissory Note as of the Maturity Date (plus any interest at the 18% default rate above) divided by the Exercise Price, and the warrants shall contain a cashless exercise feature.

The delay or failure to exercise any right hereunder shall not waive such right. The undersigned hereby waives demand, presentment, protest, notice of dishonor or nonpayment, notice of protest, any and all delays or lack of diligence in collection hereof and assents to each and every extension or postponement of the time of payment or other indulgence.

The Lender may, at any time, present this Note or any sum payable hereunder to the Debtor in satisfaction of any sum due or payable by the Lender to Debtor for any reason whatsoever including but not limited to the payment for securities subscriptions.

In the event of default hereunder such that this note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through bankruptcy proceedings, Debtor aggress to pay reasonable attorney’s fees and expenses of collection.

This Note shall be governed by, and construed and interpreted in accordance with the laws of the State of New York. Exclusive jurisdiction relating to this Note shall vest in courts located in New York State.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note the date and year first above written.

VoIP, INC.

By:_______________________
Name:	Robert Staats
Title:	Chief Accounting Officer

Attest:

_______________________